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                                                                EXHIBIT 10 (ii)

                               DEFERRAL AGREEMENT
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         THIS AGREEMENT is made this      day of December, 2002, by and
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between Graybar Electric Company, Inc., ("Employer") and
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("Employee").

         WHEREAS, the Employee has been performing valuable services for the Employer and desires to defer receipt of certain compensation to be earned by Employee in the service of Employer; and

         WHEREAS, the Employer desires to encourage the Employee to continue to perform such services and is willing to defer payment of such compensation and to credit "interest" thereon;

         NOW, THEREFORE,

1. Subject to Section 6 of this agreement, the parties hereto agree that annually, beginning January 1, 2003, the Employee may elect to defer receipt of the amounts set forth in Section 1 (a), (b), and (c) below and any amounts deferred ("Deferred Compensation") shall be paid to Employee at the time and in the manner set forth in Section 2.

         (a)       % (no less than 2% nor more than 15%) of the Employee's
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annual salary, together with interest on such amount as determined under paragraph (e) below.

         (b)       % (no less than 2% nor more than 25%) of the Employee's
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incentive payment, together with interest on such amounts as determined under paragraph (e) below.

         (c) The excess, if any, of the annual Employer contribution which would be paid or credited to the Employee's account in the Profit Sharing and Savings Plan of Graybar Electric Company, Inc. ("Profit Sharing Plan") but for
(i) the limitation set forth in Sections 401 and 415 of the Internal Revenue Code and but for (ii) the deferral of compensation under paragraph (a) and (b) above, over the actual amount of the annual Employer contribution paid or credited to the Employee's account in the Profit Sharing Plan, together with interest on such amount as determined under paragraph (e) below.

         (d) By his signature to this Agreement, the Employee has elected, effective January 1, 2003, to defer the amounts set forth in paragraphs (a),
(b), and (c) to be earned in 2003 and such election to defer shall remain effective for succeeding years until modified or revoked. The Employee may revoke the election to defer amounts under paragraphs (a), (b), and (c) or change the percentage to be deferred set forth in paragraph (a) (but not below 2% nor higher than 15%); and/or paragraph (b) (but not below 2% nor higher than 25%), provided that, such election must be in writing, must be signed by the Employee, must apply to an entire calendar year and must be delivered to the Employer on or before the last day of the calendar year immediately preceding the calendar year for which the election is to be effective.

         (e) Interest on Deferred Compensation shall be compounded and credited at the end of each calendar quarter based on the average crediting rate for the prior calendar quarter under the Stable Value (Fixed) Income Fund of the Profit Sharing Plan as determined by Dwight Asset Management Company. Interest will be paid beginning with the date the amount would otherwise have been paid to the Employee or credited to the Employee's account and ending with the date of payment to the Employee.

2. Deferred Compensation shall become payable to the Employee as of the earlier of: (a) the Employee's Retirement from the employment of the Employer as that term is defined in Article 1.30 of the Profit Sharing Plan; or (b) the Employee's termination of employment with the Employer prior to such Retirement. Deferred Compensation payable after retirement on other than a deferred service pension shall be paid as soon as administratively possible in January of the year following the year of the participant's retirement date in one lump sum if the amount is $50,000 or less, paid in five annual installments if the amount is over $50,000 but less than $500,000, and paid in ten annual installments if the amount is $500,000 or more. Payments may be made in such other manner and at such other times as the Employee shall request, not less than 90 days prior to


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retirement on other than a deferred service pension as the Employer, in its sole discretion, shall approve. Deferred Compensation payable after termination of employment (not including retirement on a service pension) shall be paid in a lump sum as soon as administratively possible in January of the year following the year of the participant's termination date or in such other manner and at such other time as the Employee shall request prior to termination of employment and as the Employer, in its sole discretion, shall approve. If the Employee dies prior to the date any or all of the Deferred Compensation has been paid to him, the Employer shall pay any remaining balance to the beneficiary previously designated in writing by the Employee in the manner designated herein, or in such other manner as the Employer in its sole discretion, shall approve. If no beneficiary has been designated in writing or if no designated beneficiary survives the Employee, the unpaid Deferred Compensation shall be paid to the Employee's estate in a lump sum.

3. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of the Employer.

4. The right of the Employee or any other person to receive Deferred Compensation is not assignable or transferable except by will or the laws of descent and distribution and may not, during the life of the Employee, be
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pledged or encumbered.

5. Nothing contained in this Agreement and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Employer and the Employee, his beneficiary or any other person. To the extent that any person acquires a right to receive payments under this Agreement, such right shall be no greater than that of an unsecured general creditor of the Employer.

6. This agreement may be terminated by the Employer with respect to amounts set forth in Section 1 (a) and (b) by notice in writing to Employee provided such notice is given prior to the commencement of any calendar year and shall affect only those amounts set forth in Section 1 (a) and (b) not yet deferred.

7. This Agreement may be amended only by the mutual written consent of the parties.

8. This Agreement shall be construed in accordance with the laws of the State of Missouri.

9. Taxes. If the Employee becomes entitled to receive cash or other taxable income pursuant to this Agreement, Employer shall have the right to withhold from the amount Employer would otherwise be required to pay to the Employee pursuant to this Agreement, the amount of any taxes which the Employer is or will be required to withhold under the applicable federal, state and local income and employment tax laws. Furthermore, the Employer may elect to deduct such taxes from any other amounts payable at any time thereafter in cash or otherwise to the Employee. The Employer shall bear no responsibility whatsoever for the Employee's taxes or tax effects resulting from this Agreement.

10.      Claims Procedure.

         (a) Claim - The Employee or other person who believes that he is being denied a benefit to which he is entitled (hereinafter referred to as "Claimant") may file a written request for such benefit with the Employer setting forth his claim. The Employer shall advise the Claimant that a reply will be forthcoming within thirty (30) days and deliver a reply within thirty
(30) days. However, the Employer may extend the reply period for an additional fifteen (15) days for reasonable cause. If the claim is denied in whole or in part, the Employer will adopt a written opinion using language calculated to be understood by the Claimant setting forth:

                (i)   the specific reason or reasons for denial;

                (ii) the specific references to pertinent Agreement provisions on which the denial is based;

                (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary;

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                (iv)  appropriate information as to the steps to be
                      taken if the Claimant wishes to submit the claim for review; and

                (v)   the time limits for review under Subparagraph (b), below.

         (b) Review - Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the previous determination be reviewed by the Employees' Benefit Committee (hereinafter referred to as the "Committee"). The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. Within thirty (30) days after the Committee's receipt of a request for review, it will render a written opinion setting forth the specific reasons for the decision and containing specific references to the pertinent Agreement provisions on which the decision is based. If special circumstances require that the thirty (30) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible but not later than sixty (60) days after receipt of the request for review.

11. The Vice President, Human Resources, is responsible for the administration and interpretation of this Plan and any questions should be directed to his attention.

         IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed by its duly authorized officers and the Employee has hereunto set his hand as of the date first above written.

         GRAYBAR ELECTRIC COMPANY, INC.

         By
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                         Employee                             Date


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                         Company                              Date

Employee hereby designates the following Beneficiary or Beneficiaries for this Deferral Agreement and any previous Deferral Agreement entered into between the employee and the company.


If upon the death of the employee, none of the above Beneficiaries have survived the employee, then the employee designates the following as Contingent Beneficiaries under such agreements:


The execution of this form hereby revokes any prior designation of Beneficiary(s) or Contingent Beneficiary(s) made by the employee with respect to this deferral agreement or any previous deferral agreement entered into between the employee and the company.


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                          Signed                              Date
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